Exhibit 10.4

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE

COMMISSION,

                                                                Plaintiff,

                                v.

TYCO INTERNATIONAL LTD.,

                                                                Defendant.

FINAL JUDGEMENT AS TO

DEFENDANT TYCO INTERNATIONAL LTD.

The Securities and Exchange Commission (“Commission”) having filed a Complaint and Defendant Tyco International Ltd. (“Defendant”) having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Compliant (except as to jurisdiction); waived finding of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation  with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78j(b)], and Exchange Act Rule 10b-5 [17 C.F.R. § 240.106-5] by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange in connection with the purchase or sale of any security:

(a)                                  to employ any device, scheme, or artifice to defraud;

(b)                                 to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)                                  to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(a)                                  to employ any device, scheme, or artifice to defraud;

(b)                                 to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;  or

(c)                                  to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

III.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Exchange Act Rules 12b-20, 13a-1, and 13a-13 [17 C.F.R. §§ 240.12b-20, 240.13a-1, and 240.13a-13] by:

(a)                                  failing to file such annual reports and quarterly reports as the Commission prescribes, or such information and documents required to be included in or filed with an application of registration statement filed pursuant to Section 12 of the Exchange Act [15 U.S.C. § 78/]; or

(b)                                 failing to add a statement or report required by the Commission such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they were made, not misleading.

IV.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly Section 13(b)(2)(A) and (b)(2)(B)of the Exchange Act [15 U.S.C. § 78m(b)(2)(A), (b)(2)(B)] and Exchange Act Rule 13b2-1 [17 C.F.R. § 240.13b2-1] by:

(a)                                  failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets;

(b)                                 failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: transactions are executed in accordance with management’s general or specific authorization; transaction are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; or

(c)                                  falsifying, or causing to be falsified, any book, record, or account subject to Section 13(b)(2)(A) of the Exchange Act [15 U.S.C. § 78m(b)(2)(A)].

V.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly Section 14(a) of the Exchange Act [15 U.S.C. § 78n(a)] and Exchange Act Rule 14a-9 [17 C.F.R. § 240.14a-9] by using the mails, any means or instrumentality of interstate commerce, or any facility of any national securities exchange or otherwise, to solicit or permit the use of its name to solicit any proxy, consent or authorization in respect of any security (other than an exempted security) registered pursuant to Section 12 of the Exchange Act [15 U.S.C. §78/], by means of any proxy statement, form of proxy, notice of meeting, or other communication, written or oral, containing any statement which:

(a)                                  at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact;

(b)                                 omits to state any material fact necessary in order to make the statements therein not false or misleading; or

(c)                                  omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

VI.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly Section 30A(a) of the Exchange Act [15 U.S.C. § 78dd-1(a)] by using the mails or any means or instrumentality of interstate commerce corruptly in furtherance of any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to:

(a)                                  any foreign official for purposes of (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist Defendant in obtaining or retaining business;

(b)                                 any foreign political party or official thereof or any candidate for foreign political office for purposes of (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist Defendant in obtaining or retaining business;

(c)                                  any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly, to any foreign political party or official thereof, or to any candidate for foreign political officer for purposes of (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist Defendant in obtaining or retaining business.

VII.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $1, representing profits gained or losses avoided as a result of the conduct alleged in the Compliant, and a civil penalty in the amount of $50,000,000 pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) and 32(c)(1)(B) and the Exchange Act [15 U.S.C. §§ 78u(d)(3) and 78ff(c)(1)(B)].  Defendant shall satisfy this obligation by paying $50,000,001 within ten business days of the entry of the Final Judgment.  Defendant shall make payment to the Clerk of this Court, together with a cover letter identifying Tyco International Ltd. as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment.  Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission’s counsel in this action.  By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant.  Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. § 1961.

The Clerk shall deposit the funds into an interest bearing account with the Court Registry Investment System (“CRIS”).  These funds, together with any interest and income earned thereon (collectively, the “Fund”), shall be held by the CRIS until further order of the Court.  In accordance with 28 U.S.C. § 1914 and the guidelines set by the Director of the Administrative Office of the United States Courts, the Clerk is directed, without further order of this Court, to deduct from the income earned on the money in the Fund a fee equal to ten percent of the income earned on the Fund.  Such fee shall not exceed that authorized by the Judicial Conference of the United States.

The Commission may by motion propose a plan to distribute the Fund subject to the Court’s approval.  Such a plan may provide that the Fund shall be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002.  Defendant shall pay all additional costs incurred under the plan resulting from the distribution of the $50,000,001 disgorgement and civil penalty, and there will be no deduction from the Fund for those additional costs.  Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil penalties pursuant to this Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes.  To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of a civil penalty in this action (“Penalty Offset”).  If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within thirty days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs.  Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Judgment.  Moreover, in the event the Fund payments be considered in calculating the attorneys’ fees or expenses counsel would entitled to collect in a Related Investor Action.  For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

VIII.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent of Tyco International Ltd. filed with the Court herewith is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

IX.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Dated:	4/25/06

/s/ Robert Sweet
UNITED STATES DISTRICT JUDGE